Public Company Management Corporation Makes Going Public More Affordable, CEO Stephen Brock tells CEOcast

“My objective is to teach my clients how to be compliant, understand the nuances, and basically hire me out of a job…because it will cost them less long term”, stated Stephen Brock, CEO and President of Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB:MYFZ) – in an interview with CEO Cast.  “We take stock in all of our deals which helps lower the cost to small business in having to go public.  For cash only, we figure it would cost $350,000 to get a company public, but we discount that significantly and take a little bit of cash and a block of stock believing that block of stock will allow us to take more down than merely an all-cash deal.”

Brock was interviewed by CEO Cast on Thursday, November 4, 2004.  The full audio of the interview is available at www.ceocast.com.

In the interview, Brock touched upon the company’s history, business marketing model, the synergies that exist among the various business units, and the company’s investment prospects.

When asked about what investors should be looking for, Brock stated, “We will be setting up an advisory board that we anticipate will include a market maker, a large private investment group, and people that have headed major organizations in the capital markets.   We will also be presenting to the National Investment Banker’s Association (NIBA) in December, 2004.  All of these key developments are expected to be announced shortly.”

About Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)
Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ) – provides a broad spectrum of services and solutions to small businesses wishing to access the U.S. Capital Markets and companies that currently trade on the OTCBB or Pink Sheets. These services are provided through subsidiaries with 5 lines of business. Although each of these lines of business is separate, collectively they provide an integrated, synergistic suite of services to small businesses.

1.

Pubco White Papers – www.PubcoWhitePapers.com
Downloadable articles and informational documents discussing various issues faced by public companies and those wishing to go public.

2.

Go Public Today.com – www.GoPublicToday.com
A Registered Investment Advisory firm that provides securities registration and a complete solution to help small companies establish the appropriate corporate structure to register securities for public offerings and to obtain a listing on the OTCBB or Pink Sheets.

3.

Foreign Company Listing  –  www.ForeignCompanyListing.com
A d/b/a of Go Public Today.com, Inc.,  also aids foreign companies go public in the U.S. via Form 20F or otherwise.

4.

Public Company Management Services – www.pcms-team.com
A comprehensive suite of compliance, management, and corporate governance solutions for OTC BB companies.  Through its extensive and experienced network of professionals – including attorneys and CPAs – this subsidiary prepares and keeps public companies in compliance and within the bounds of the ever-changing regulations.

5.

Nevada Fund, Inc.
Ancillary business consulting, advisory, and development services.

For More Information:

Stephen Brock, President/CEO

Public Company Management Corporation
A d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)

5770 El Camino Blvd.

Las Vegas, NV 89118

702.222.9076

www.PublicCompanyManagement.com

info@PublicCompanyManagement.com

Forward-looking Statements
``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.